As filed with the Securities and Exchange Commission on October 29, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA GERUI ADVANCED MATERIALS GROUP LIMITED
(Exact name of Registrant as specified in its charter)

BRITISH VIRGIN ISLANDS
(State or other jurisdiction of incorporation or organization)

Not Applicable
(I.R.S. Employer Identification No.)

No. 69 Huaibei Street
Longhai Middle Road
Zhengzhou, China, 451191
(86) 371-6897-0951
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mingwang Lu
Chief Executive Officer
No. 69 Huaibei Street
Longhai Middle Road
Zhengzhou, China, 451191
(86) 371-6897-0951
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

With copies to:

Joseph R. Tiano, Esq. Louis A. Bevilacqua, Esq. Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, N.W. Washington, D.C. 20037 (202) 663-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price (1)(3)	Amount of Registration Fee
Ordinary Shares, no par value
Preferred Shares
Warrants
Debt securities
Units
Total		100%	$100,000,000	$7,130

(1)
There are being registered hereunder such indeterminate number of ordinary shares and preferred shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, preferred shares and/or debt securities, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)
The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated October 29, 2010

$100,000,000

CHINA GERUI ADVANCED MATERIALS GROUP LIMITED

Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time our ordinary shares, preferred shares, debt securities, warrants, or units up to $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find Additional Information,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our ordinary shares, warrants and units are listed on the NASDAQ Global Market under the symbols “CHOP,” “CHOPW,” and “CHOPU,” respectively. On October 28, 2010, the last reported per share sale price of our ordinary shares was $6.42.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

You should carefully consider the risk factors beginning on page 2 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2010

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i

USE OF TERMS	ii

CHINA GERUI ADVANCED MATERIALS GROUP LIMITED	1

RISK FACTORS	2

FORWARD-LOOKING STATEMENTS	3

WHERE YOU CAN FIND ADDITIONAL INFORMATION	4

USE OF PROCEEDS	5

PRICE RANGE OF OUR SECURITIES AND DIVIDEND POLICY	6

RATIOS OF EARNINGS TO FIXED CHARGES	7

DESCRIPTION OF SECURITIES	8

EXPENSES OF ISSUANCE AND DISTRIBUTION	30

PLAN OF DISTRIBUTION	31

LEGAL MATTERS	33

ENFORCEMENT OF CIVIL LIABILITIES	33

EXPERTS	34

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find Additional Information.”

i

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

USE OF TERMS

Except as otherwise indicated by the context, references in this Registration Statement to:

•
“China Gerui,” “we,” “us,” or “our,” and the “Company,” are references to the combined business of China Gerui Advanced Materials Group Limited, a British Virgin Islands company, and its wholly-owned subsidiary, Wealth Rainbow Development Limited, or “Wealth Rainbow,” a Hong Kong company, and Wealth Rainbow’s wholly-owned PRC subsidiary, Henan Green Complex Materials Co., Ltd., or “Henan Green.”

•	“COAC,” are references to China Opportunity Acquisition Corp., a Delaware corporation that merged with and into China Gerui;

•	“China” and “PRC,” are references to the People’s Republic of China;

•	“BVI,” are references to the British Virgin Islands;

•	“Hong Kong,” are references to the Hong Kong Special Administrative Region of China;

•	“RMB,” are references to Renminbi, the legal currency of China;

•	“U.S. dollars,” “$” and “US$,” are references to the legal currency of the United States;

•	“SEC and “Commission,” are references to the U.S. Securities and Exchange Commission; and

•	“Securities Act,” are references to the Securities Act of 1933, as amended, and references to “Exchange Act” are references to the Securities Exchange Act of 1934, as amended.

ii

CHINA GERUI ADVANCED MATERIALS GROUP LIMITED

We are a leading China-based, non-state-owned contract manufacturer of high precision cold-rolled narrow strip steel products. We convert steel manufactured by third parties into thin steel sheets and strips according to our customers’ specifications. We produce precision ultra-thin, high-strength cold-rolled steel products, with thicknesses starting from 0.05mm width up to 600 mm and tolerance +/- 0.003mm. We sell our products to domestic Chinese customers who primarily operate in the food and packaging, construction materials, telecommunications cable and equipment and electrical appliances industries. The cold-rolled precision steel industry is relatively new in China. Manufacturers of products that use specialty precision steel products, including our customers, traditionally imported raw materials from Japan, South Korea, the European Union and the United States.

We believe that our significant growth reflects our success in increasing market penetration and expanding our production lines. As a net importer of high-end precision products, China currently still lacks the capability to produce high-end precision steel products. Our success in the past mainly came from being able to expand into products which replace expensive imported products and being able to manufacture these types of products at a cost-efficient level compared to other domestic Chinese manufacturers. We believe our technology and product development capability has been a key factor in our success.

Our PRC manufacturing facility is located in Zhengzhou, Henan Province.  We operate six sets of cold-rolled steel production lines with a current annual steel processing capacity of approximately 250,000 metric tons and a chromium-plating production line with an annual processing capacity of approximately 50,000 metric tons.

Prior to 2009, we produced and sold unplated steel sheets to manufacturers or distributors which then further treated or outsourced our products for tin or zinc plating to produce tinplate or zinc-plated steel, or for electrolytic chromic acid treatments to produce chromium plated steel, according to customer specifications.  We added chromium plating facilities in December 2008, and launched mass production of chromium plated steel products in February 2009.   Going forward, we plan to use a significant portion of the net proceeds of our November 2009 public offering and June 2010 private placement to expand our cold-rolled steel processing capacity to 400,000 metric tons by the fourth quarter of 2010 and to 500,000 metric tons by 2011, to accelerate the expansion of our chromium-plating production capacity by 200,000 metric tons, and for general working capital purposes related to the expanded production capacity. This expansion will increase our product offerings, which we believe will increase our profit margin.  Newly-added capacity to produce these types of high-end plated steel products will enable us to enhance our higher-margin product offering to meet the increasing demand in the China market for high-end cold-rolled steel products.

We are a BVI company that was incorporated on March 11, 2008 under the BVI Business Companies Act, 2004. We were incorporated solely for the purpose of acquiring the issued share capital of Wealth Rainbow. Our registered office is Palm Grove House, PO Box 438, Road Town, Tortola, BVI and our registered agent is Equity Trust (BVI) Limited of Palm Grove House, PO Box 438, Road Town, Tortola, BVI. Our business operations are conducted through our wholly-owned indirect subsidiary, Henan Green. Our principal executive offices are located at No. 69 Huaibei Street, Longhai Middle Road, Zhengzhou, Henan Province, China, 451191. Our telephone number is (86) 371-6897-0951.

RISK FACTORS

An investment in our securities involves a high degree of risk. Some of these risks include:

•	Due to our rapid growth in recent years, our past results may not be indicative of our future performance so evaluating our business and prospects may be difficult.
•	A large percentage of our revenues are derived from sales to a limited number of customers and our business will suffer if sales to these customers decline.
•	If our customers which operate in highly competitive markets are willing to accept substitutes in lieu of our products, our business and results of operations will suffer.
•	We may be unable to fund the substantial ongoing capital and maintenance expenditures that our operations require.
•	We are subject to risks of conducting business in China, including the following:

We face uncertainty from the Circular on Strengthening the Administration of Enterprise Income Tax on Non-resident Enterprises' Share Transfer (“Circular 698”) released in December 2009 by China's State Administration of Taxation (SAT), effective as of January 1, 2008.

Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country (jurisdiction) where the effective tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the foreign investor shall provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers. Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through the abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the tax authority shall have the power to re-assess the nature of the equity transfer in accordance with the “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

“Income derived from equity transfers” as mentioned in this circular refers to income derived by non-resident enterprises from direct or indirect transfers of equity interests in China resident enterprises, excluding shares in Chinese resident enterprises that are bought and sold openly on a stock exchange.

While the term “indirectly transfer” is not defined, we understand that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. The relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in every country (jurisdiction) and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. Meanwhile, there are not any formal declarations with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose,” which can be utilized by us to balance if our company complies with the Circular 698.

Prior to making a decision about investing in our securities, you should carefully consider the risk factors noted above, the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the Commission and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC.  These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.  As a “foreign private issuer,” we are exempt from certain subsections of Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and information statements to shareholders, but we are required to furnish certain proxy statements or information statements to shareholders under our amended and restated memorandum and articles of association and the Nasdaq Stock Market rules.  In addition, as a “foreign private issuer,” we are exempt from the rules under Section 16 of the Exchange Act relating to short swing profit reporting and liability.

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with or furnish to the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with or furnished separately to the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below.

•	Our Report on Form 6-K, furnished to the SEC on October 29, 2010;

•	Our Report on Form 6-K, furnished to the SEC on August 31, 2010;

•	Our Report on Form 6-K, furnished to the SEC on June 7, 2010;

•	Our Report on Form 6-K, furnished to the SEC on May 13, 2010;

•	Our Report on Form 6-K, furnished to the SEC on March 15, 2010;

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed May 4, 2010;

•	The description of our ordinary shares, warrants, and units, contained in our Registration Statement on Form 8-A, filed on November 6, 2009 pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling our Investors Relations contact: Mr. Athan Dounis, CCG Investor Relations, telephone: (646) 213-1916, email: athan.dounis@ccgir.com or by visiting the Company’s website at http://www.geruigroup.com.

You may read and copy all materials that we have filed with or furnished to the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, all reports and documents that we have filed with or furnished to the SEC can be obtained from the SEC’s Internet Site at http://www.sec.gov, or by visiting the “Investors” section of our website at http://www.geruigroup.com/.  The information on our website is not part of this prospectus.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the offering to construct and expand our manufacturing facilities and production lines, maintain existing machinery and purchase additional manufacturing equipment for our new production lines, fund research and development efforts for new and existing products, for other general corporate purposes, including potential acquisitions or investments in complimentary businesses, products or technologies, and for general working capital.

We do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PRICE RANGE OF OUR SECURITIES AND DIVIDEND POLICY

The common stock, warrants and units of COAC were quoted on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc., or FINRA (formerly the NASD), under the symbols of CHNQ, CHNQW and CHNQU, respectively.  COAC units commenced public trading on March 22, 2007 and common stock and warrants commenced public trading on April 18, 2007.

On March 17, 2009, COAC merged with and into us.  As a result of the merger, COAC’s outstanding shares of common stock, warrants and units have been converted into like securities of us on a one-to-one basis.  Our ordinary shares, warrants and units were quoted on the OTC Bulletin Board under the symbols of GGEEF, GGENF and GGETF, respectively, effective April 27, 2009.

Effective November 10, 2009, our ordinary shares, warrants and units began trading on the Nasdaq Global Market under the symbols “CHOP”, “CHOPW”, and “CHOPU”, respectively.

The following table provides the high and low market prices for our ordinary shares and the historical prices for COAC’s common stock prior to the merger, for the periods indicated below.  The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	Ordinary Shares/ Common Stock
	High	Low
Annual Market Prices
Year 2007 (from March 22, 2007)	$5.76	$5.30
Year 2008	5.86	5.30
Year 2009	10.00	3.01

Quarterly Market Prices
First Quarter 2008	5.62	5.50
Second Quarter 2008	5.75	5.50
Third Quarter 2008	5.86	5.53
Fourth Quarter 2008	5.85	5.30
First Quarter 2009	6.00	3.01
Second Quarter 2009*	10.00	5.55
Third Quarter 2009*	9.00	6.00
Fourth Quarter 2009*	9.75	4.99

Monthly Market Prices
April 2010*	7.92	6.84
May 2010*	7.21	5.26
June 2010*	6.30	5.18

	Ordinary Shares/ Common Stock
	High	Low
July 2010*	6.09	4.55
August 2010*	5.90	5.09
September 2010*	5.72	5.00

*Reflects the price range of our ordinary shares after the completion of our business combination transaction with COAC in March 2009.

Dividend Policy

For the foreseeable future, we intend to retain any future earnings to fund the operation and expansion of our business and do not anticipate paying cash dividends on our ordinary shares.

The payment of any dividends in the future will be within the discretion of our board of directors, subject to the relevant provision of BVI law.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated earnings to fixed charges for the periods indicated:

	Six Months Ended	Year Ended December 31,
	June 30, 2010	2009	2008	2007	2006	2005
Earnings before interest and tax (A)	34,115,096	61,437,604	51,144,691	37,219,223	24,961,625	12,598,550
Fixed charges (B)	2,377,783	3,237,757	3,769,423	2,147,451	1,312,256	1,030,523
Ratio of earnings over fixed charge: A/B	14	19	14	17	19	12

For purposes of computing the above ratios, earnings represent net income from continuing operations before interest on short-term borrowings and income tax provision. As of the date of this prospectus, we do not have any preferred shares issued and outstanding and have not declared or paid any dividends on preferred shares for the periods set forth above.

DESCRIPTION OF SECURITIES

General

We were incorporated in the BVI on March 11, 2008 under the BVI Business Companies Act, 2004, or the Act.  Our amended and restated memorandum of association authorizes the issuance of up to 100,000,000 shares without par value.  Subject to the Act, we have full capacity to carry on or undertake any business or activity and to do any act or enter into any transaction.

Description of Ordinary Shares

As of January 1, 2009, there were 7,512,583 shares outstanding, not including shares included in our units; as of December 31, 2009, June 30, 2010, and October 22, 2010, there were 40,679,923, 45,417,509, and 45,545,209 shares outstanding, not including shares included in our units, all of which were fully paid.  The differences in the amounts were due to the events described in Description of Securities – Ordinary Shares – Changes in Capital”.

Dividends

Subject to the Act, the directors may, by resolution of directors, authorize a distribution (including a dividend) by us to members (i.e., shareholders) at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due.  Any distribution payable in respect of a share which has remained unclaimed for three years from the date when it became due for payment shall, if the board of directors so resolves, be forfeited and cease to remain owing by us.  The directors may, before authorizing any distribution, set aside out of our profits such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

The holder of each ordinary share has the right to an equal share in any distribution paid by us.  We do not intend to pay any dividends to our shareholders in the foreseeable future.

Voting Rights

Each ordinary share confers on the shareholder the right to one vote at a meeting of the members or on any resolution of members on all matters before our shareholders.

Rights in the Event of Winding Up

The holder of each ordinary share is entitled to an equal share in the distribution of the surplus assets of us on a winding up.

Redemption

We may purchase, redeem or otherwise acquire and hold our own shares with the consent of members whose shares are to be purchased, redeemed or otherwise acquired unless we are permitted by the Act or any provision of the amended and restated memorandum of association or the amended and restated articles of association to purchase, redeem or otherwise acquire the shares without their consent. We may only offer to acquire shares if at the relevant time the directors determine by resolution of directors that immediately after the acquisition the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due.

The directors may make an offer to purchase, redeem or otherwise acquire shares issued by us if the offer is (i) an offer to all members that would, if accepted, leave the relative voting and distribution rights of the members unaffected and affords each member a reasonable opportunity to accept the offer; or (ii) an offer to one or more members which either (1) all members have consented to in writing or (2) the directors have passed a resolution of directors stating that, in their opinion (a) the purchase, redemption or other acquisition is to the benefit of the remaining members and (b) that the terms of the offer and the consideration offered for the shares are fair and reasonable to us and to the remaining members, and setting out the reasons for their opinion.

We may purchase, redeem or otherwise acquire our shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of the amended and restated memorandum and articles of association or a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

Changes in the Rights of Shareholders

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not we are being wound-up, must be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

Meetings

An annual meeting of members must be held each year at such date and time as may be determined by the directors.  The directors shall call a meeting of the members if requested in writing to do so by members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is being held.  No less than ten days and not more than sixty days notice of meetings is required to be given to members.

A meeting of members is properly constituted if at the commencement of the meeting there are two (2) members present in person or by proxy or (in the case of a member being a corporation) by its duly authorized representative representing not less than one third of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting.

A member shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

An ordinary resolution of members is a resolution approved at a duly constituted meeting of members by the affirmative vote of a simple majority of the votes cast by such members entitled to vote and voting on the resolution.  A special resolution of members is a resolution passed by a majority of not less than two-thirds of votes cast by such members as, being entitled so to do, vote in person or, in the case of such members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than ten (10) clear days’ notice, specifying (without prejudice to the power contained in our amended and restated articles of association to amend the same) the intention to propose the resolution as a special resolution, has been duly given, provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety-five (95) per cent in nominal value of the shares giving that right and in the case of an annual general meeting, if it is so agreed by all members entitled to attend and vote thereat, a resolution may be proposed and passed as a special resolution at a meeting of which less than ten (10) clear days’ notice has been given.  A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of our amended and restated articles of association or the Act.

The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

A member may be represented at a meeting of members by a proxy (who need not be a member) who may speak and vote on behalf of the member.  A written instrument giving the proxy such authority must be produced at the place appointed for such purpose not less than 48 hours before the time for holding the meeting.

No Limitations on Ownership of Securities

There are no limitations on the right of non-residents or foreign persons to own our securities imposed by BVI law or by our amended and restated memorandum and articles of association.

Change in Control of Company

A special resolution of members is required for us to issue our shares or securities convertible into our shares resulting in our change of control.  Additionally, the board of directors is empowered to issue preferred shares with such rights attaching to them as they decide and such power could be used in a manner that would delay, defer or prevent a change of control of the Company.

Ownership Threshold

There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed imposed by BVI law or by our amended and restated memorandum and articles of association.

Changes in Capital

Subject to the provisions of the amended and restated memorandum and articles of association, the Act and the rules of the stock exchange on which our securities are listed, our unissued shares shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as we may by resolution of directors determine.

Subject to the provisions of the memorandum of association relating to changes in the rights of shareholders and the powers of directors in relation to preferred shareholders, we may, by a special resolution of members, amend our memorandum of association to increase or decrease the number of ordinary shares authorized to be issued.

Our amended and restated memorandum and articles of association authorize us to issue registered shares only; we are not authorized to issue bearer shares.

At inception the Company was authorized to issue 50,000 ordinary shares with a $1.00 par value.  On August 27, 2008, the Company issued one share to Yuying Lu, who is the daughter of Mr. Mingwang Lu, the Chairman and Chief Executive Officer of the Company.  On September 13, 2008, the Company issued 91 ordinary shares to Oasis Green Investments Limited, or Oasis Green, whose sole shareholder was Ms. Lu; 5 ordinary shares to Plumpton Group Limited, or Plumpton Group; and 3 ordinary shares to Honest Joy Group Limited, or Honest Joy, wholly-owned by Francis Wong, one of our directors.  On the same date, Ms. Lu transferred her share to Oasis Green.  Oasis Green, Plumpton Group, and Honest Joy are sometimes referred to in this prospectus as the “Original Shareholders”.

During March 2009, the Company amended its memorandum of association by increasing its authorized number of ordinary shares from 50,000 with a $1 par value to 100,000,000 with no par value.  Simultaneously with the amendment, the Company effected a stock split by an additional 29,999,900 shares to the then-current shareholders.  Accordingly, immediately after the amendment and prior to the Company’s merger with COAC on March 17, 2009, the Company had 30,000,000 ordinary shares outstanding.

Also during March 2009 and prior to the Company’s consummation of its merger with COAC, COAC entered into agreements to purchase for cash 4,732,407 of the shares of its common stock sold in its IPO in privately negotiated transactions from certain stockholders who COAC believed would otherwise vote against COAC’s proposed merger described in its proxy statement/prospectus dated February 17, 2009.  Pursuant to such agreements, the sellers gave COAC’s management proxies to vote their shares in favor of the merger proposal, which would revoke prior proxies voted against the proposal, and their shares were cancelled.

On March 17, 2009, the Company consummated the merger with COAC.  In connection with the merger, the outstanding securities of COAC were converted into like securities of the Company on a one-for-one basis, consisting of 2,223,306 ordinary shares, 16,021,833 warrants, 22,417 units, and an underwriter’s unit purchase option, or the Unit Purchase Option.  The Company is deemed to be the surviving entity and registered its securities pursuant to a registration statement filed with the SEC.  Also in connection with the merger with COAC, holders of 1,421,870 shares of COAC’s common stock exercised their conversion rights under COAC’s certificate of incorporation to convert their shares into cash.  As of October 22, 2010, since the merger 15,717 units have been converted into the same number of ordinary shares and 31,434 warrants, and 1,632,415 warrants have been exercised to purchase the same number of ordinary shares.  See “Description of Securities – Warrants”, “Description of Securities – Units”, and “Description of Securities – Underwriter’s Unit Purchase Option” for further information regarding the warrants, units, and Unit Purchase Option, respectively.

On October 19, 2009, pursuant to an agreement dated September 15, 2009 among the Company, on one hand, and the Original Shareholders on the other, the Company issued a total of 2,850,000 ordinary shares to the Original Shareholders.  Each of the Original Shareholders received a number of ordinary shares that was proportional to the amount of shares that it would have received under the terms of the Agreement of Merger and Plan of Reorganization, dated as of November 12, 2008, among COAC, the Company, Wealth Rainbow, Henan Green, and the Original Shareholders, or the Merger Agreement, upon the attainment of certain financial milestones after the consummation of the merger thereunder. In consideration of the issuance of the ordinary shares, the Company and the Original Shareholders agreed to a mutual release of certain claims relating to the merger.

On November 9, 2009, the Company entered into an underwriting agreement, or the Underwriting Agreement, with Maxim Group LLC, or the Underwriter Representative, as representative of the underwriters named in the Underwriting Agreement, to sell to such underwriters 4,800,000 ordinary shares, no par value, of the Company at a price of $5.00 per share for aggregate proceeds (net of discounts, commissions, fees, and expenses) of approximately $21.6 million.  The Company granted the underwriters an option for 45 days to purchase up to 720,000 additional ordinary shares to cover over-allotments, if any. If the over-allotment option were to be exercised in full, the total additional proceeds to the Company after deducting the underwriter commissions, discounts and fees would be $3,312,000.  The over-allotment option was exercised in full.  The Company also granted the Underwriter Representative (and its designees) a warrant, or the Underwriter’s Warrant.  See “Description of Securities – Underwriter’s Warrant” for further information regarding the Underwriter’s Warrant.

On June 4, 2010, the Company consummated a private placement of 3,303,771 ordinary shares at a price per share of $5.70, for an aggregate purchase price of $18,831,495, pursuant to a securities purchase agreement dated the same date. The foregoing issuance was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

Other Information

Information regarding our amended and restated memorandum and articles of association, material contracts, exchange controls, and taxation is included in Item 10, “Additional Information” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, and incorporated by reference herein.  Additional information regarding the history of our share capital and our material contracts is included in our Report on Form 6-K filed on June 7, 2010 and incorporated by reference herein. Additional information regarding our ordinary shares can be found in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2009 and incorporated by reference herein.

Description of Preferred Shares

Our amended and restated memorandum and articles of association authorize our directors to authorize by resolution or resolutions from time to time, without the approval of our shareholders, the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted under the BVI Business Companies Act, 2004, as amended or restated from time to time. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series.

Our preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of our company. We currently have no preferred shares outstanding. If we offer preferred shares, the terms of that series of preferred shares will be set forth in the prospectus supplement relating to that series.

Description of Debt Securities

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below.  The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title and authorized denominations of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•
the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the provisions, if any, relating to any collateral provided for the debt securities;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the nature and terms of any security for any secured debt securities; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt, and will be senior in right of payment to our senior subordinated debt securities and subordinated debt securities.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility, and will be senior in right of payment to our subordinated debt securities. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities that are covered by this prospectus. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities.

The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

•
ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

•
we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

•
in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•
add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	establish the forms or terms of debt securities of any series;

•	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•
evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•
make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

•	change the currency in which the principal, premium or interest, if any, is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

•	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

•	would not conflict with any rule of law or with the relevant indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities;

•	and would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Warrants

Outstanding Public Warrants

As of December 31, 2009, June 30, 2010, and October 22, 2010, there were 15,965,267, 14,548,552, and 14,420,852 public warrants to purchase ordinary shares outstanding, respectively, including the Non-Insider Warrants (as defined below), and not including the warrants included in the units.  The differences in the amount was due solely to exercises of warrants and conversions of units.  Each warrant entitles the registered holder to purchase one ordinary share at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing after the completion of the merger. However, the warrants will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is current, as described below. The warrants will expire on March 19, 2011 at 5:00 p.m., New York City time.  We may call the Non-Insider Warrants for redemption (excluding any Non-Insider Warrants still held by the original purchasers of such warrants or their affiliates),

•	in whole and not in part,
•	at a price of $0.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•
if, and only if, the reported last sale price of the ordinary shares equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant. The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing ordinary shares price and the warrant exercise price so that if the stock price declines as a result of the redemption call, the redemption will not be expected to cause the stock price to drop below the exercise price of the warrants.

If we call the Non-Insider Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” If management takes advantage of this option, all holders would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the business combination.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and COAC. You should review a copy of the warrant agreement, which has been filed as an exhibit to the Registration Statement on Form S-1 for COAC’s IPO (SEC File No. 333-137716), for a complete description of the terms and conditions applicable to the warrants. The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of our ordinary shares at a price below the warrant exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we will use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants.  However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number of ordinary shares.

In connection with the closing of the IPO of COAC, COAC sold 2,266,667 warrants, or Non-Insider Warrants, to the individuals set forth below for $1,360,000 in cash, at a purchase price of $0.60 per warrant as follows:

Name of Holder	Number of Warrants
Harry Edelson	1,666,667
Nicholas Puro	200,000
Barry M. Shereck	50,000
Rose-Marie Fox	100,000
Daxi Li	150,000
Eliot Clauss(1)	50,000
John Allen(1)	50,000

Oasis Green and Plumpton Group are also entitled under the Merger Agreement to receive an aggregate of $5 million in the event that at least 75% of our outstanding warrants are exercised at an exercise price not less than $5.00 per share.  In such an event, we would receive approximately at least $64.8 million and we would be obligated to pay $1.5 million to Oasis Green and $3.5 million to Plumpton Group.

The Company has reserved for issuance from its authorized shares the maximum number of ordinary shares issuable upon exercise of the warrants.  Additional information regarding our warrants can be found in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2009 and incorporated by reference herein.

Outstanding Underwriter’s Warrant

In connection with our November 2009 offering, we agreed to issue to the Underwriter Representative (and its designees) the Underwriter’s Warrant to purchase 144,000 ordinary shares (equal to an aggregate of three percent (3%) of the ordinary shares sold in the offering) for an aggregate purchase price of $100.00.  The Underwriter’s Warrant has an exercise price equal to 120% of the offering price of the ordinary shares sold in this offering, or $6.00.  The Underwriter’s Warrant is exercisable for five years beginning on August 9, 2010 (the nine-month anniversary of the effectiveness date of the registration statement filed in connection with the offering).  The Underwriter’s Warrant is not redeemable by us.  The Underwriter’s Warrant also provides for one demand registration payable by us, one demand registration payable by the holder and unlimited “piggyback” registration rights at our expense with respect to the underlying ordinary shares during the five (5) year period commencing on the effective date of the registration statement relating to the offering with respect to such demand registrations and the period commencing six (6) months after the effective date of the registration statement relating to the offering and ending seven (7) years after such effective date with respect to such “piggy back” registration rights.  Pursuant to the rules of FINRA, and in particular Rule 5110, the warrant (and underlying shares) issued to the Underwriter Representative may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days immediately following the date of delivery and payment for the shares offered; provided, however, that the warrant (and underlying shares) may be transferred to officers or partners of the Underwriter Representative and members of the underwriting syndicate and their officers or partners as long as the warrant (and underlying shares) remain subject to the lockup.  The Underwriter Representative has assigned the warrant and its rights thereunder to Maxim Partners LLC.

The Company has reserved for issuance from its authorized shares the maximum number of ordinary shares issuable upon exercise of the Underwriter’s Warrant.

Warrants Issuable under this Prospectus

We may issue warrants for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with ordinary shares, preferred shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be furnished to the SEC as an exhibit to a Form 6-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferable separately;

•
the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

The Company will reserve for issuance from its authorized shares the maximum number of ordinary shares issuable upon exercise of any warrants issued pursuant to this prospectus and any applicable prospectus supplement.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

Description of Units

Outstanding Public Units

We had 12,400, 6,700, and 6,700 units outstanding as of December 31, 2009, June 30, 2010, and October 22, 2010.  The differences in the amounts were due solely to conversions of units.  Each unit consists of one ordinary share and two warrants, each to purchase one ordinary share at an exercise price of $5.00 per share.  The Company has reserved for issuance from its authorized shares the maximum number of ordinary shares, warrants, and ordinary shares issuable upon exercise of such warrants, issuable upon conversion of the units.  Additional information regarding our units can be found in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2009 and incorporated by reference herein.

Outstanding Unit Purchase Option

As of December 31, 2009, June 30, 2010, and October 22, 2010, we had one Unit Purchase Option outstanding. The purchase option, which was issued in connection with the Merger Agreement, entitles its holder to purchase 600,000 units at $6.60 per unit at or before 5:00 pm, New York City local time, on March 19, 2011.  The holder may exercise the purchase option on a cashless basis.  Each unit consists of one ordinary share and two warrants, each to purchase one ordinary share at $5.00 per share on or before March 19, 2011 for a total of 1,800,000 ordinary shares.  The warrants issuable upon the exercise of the purchase option have the same terms as the warrants described above.

The Company has reserved for issuance from its authorized shares the maximum number of ordinary shares, warrants, and ordinary shares issuable upon exercise of such warrants, issuable upon conversion of the Unit Purchase Option.

Units Issuable under this Prospectus

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Transfer Agent

The transfer agent and registrar for our ordinary shares, public warrants and public units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered.  We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee	US$	7,130
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	US$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the names and addresses of any underwriters, dealers or agents;

•	to the extent known to the Company, any major shareholders, directors or members of the Company’s management, supervisory or administrative bodies that intend to subscribe in the offering;

•	any person that intends to subscribe for more than 5% of the offering;

•	any group of targeted potential investors to whom the securities are offered;

•	any tranche that has been or is being reserved for the offering in which the offering is being made simultaneously in the markets of two or more countries;

•
details of any preferential allocation arrangements where securities are reserved for allocation to any group of targeted investors, including offerings to existing shareholders, directors, or our employees and past employees;

•	the purchase price of the securities and the proceeds to us from the sale;

•	the amount of securities being underwritten by each underwriter;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than ordinary shares, which are listed on the NASDAQ Stock Market. Any ordinary shares sold pursuant to a prospectus supplement will be listed on the NASDAQ Stock Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

In compliance with FINRA guidelines, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS

Certain legal matters under BVI law will be passed upon for us by Conyers Dill & Pearman, 2901 One Exchange Square, 8 Connaught Place, Central, Hong Kong, People’s Republic of China.  Certain legal matters under United States law will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington, D.C. 20037-1122.

ENFORCEMENT OF CIVIL LIABILITIES

China Gerui Advanced Materials Group Limited is a British Virgin Islands corporation and our principal executive offices are located outside the United States in the People’s Republic of China. A majority of our directors and officers reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, it is uncertain whether the courts of the British Virgin Islands would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPERTS

The consolidated financial statements of China Gerui Advanced Materials Group Limited as of December 31, 2009 and 2008 and the years ended December 31, 2009 and 2008 have been incorporated by reference herein and in the registration statement in reliance upon the report of UHY Vocation HK CPA Limited, an independent registered public accounting firm, incorporated by reference herein and are included in reliance on such reports, given the authority of said firm as expert in auditing and accounting.

The offices of UHY Vocation HK CPA Limited are located at 3/F, Malaysia Building, 50 Gloucester Rd, Wanchai, Hong Kong.

$100,000,000

CHINA GERUI ADVANCED MATERIALS GROUP LIMITED

Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Units

PROSPECTUS

                                 , 2010

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (i) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or (ii) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. To be entitled to indemnification, these persons must have acted honestly and in good faith and in what they believe to be the best interest of the Company, and in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 9. Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that is part of this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 under the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to  Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zhengzhou, China on October 29, 2010.

CHINA GERUI ADVANCED MATERIALS GROUP LIMITED

By:	/s/ Mingwang Lu
Mingwang Lu
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mingwang Lu and Edward Meng, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 29, 2010.

SIGNATURE	TITLE

/s/ Mingwang Lu	Chairman and Chief Executive Officer
Mingwang Lu	(Principal Executive Officer)

/s/ Edward Meng	Chief Financial Officer
Edward Meng	(Principal Financial and Accounting Officer)

/s/ Yi Lu	Director
Yi Lu

/s/ J.P. Huang	Director
J.P. Huang

/s/ Kwok Keung Wong	Director
Kwok Keung Wong

/s/ Yunlong Wang	Director
Yunlong Wang

/s/ Maotong Xu	Director
Maotong Xu

/s/ Harry Edelson	Director and Authorized U.S.
Harry Edelson	Representative

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement.+

4.1
Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.7 to the registrant’s registration statement on Form S-4, as amended, filed on November 12, 2008 in Commission file number 333-155312).

4.2	Form of Preferred Share Agreement (including form of Preferred Share Certificate).+

4.3	Form of Indenture relating to debt securities.*

4.4	Form of Warrant Agreement (including form of Warrant) +

4.5	Form of Unit Agreement (including form of Unit Certificate) +

4.6
Form of Registration Rights Agreement, by and among the registrant and the purchasers named therein, dated June 4, 2010 (incorporated by reference to Exhibit 4.1 to the registrant’s report on Form 6-K furnished on June 7, 2010).

5.1	Opinion of Conyers Dill & Pearman.*

23.1	Consent of UHY Vocation HK CPA Limited, Independent Registered Public Accounting Firm.*

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page hereof).

25.1	Statement of Eligibility of the Trustee.**

*	Filed herewith.

+
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.